UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         August 6, 2012

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 6, 2012, the Board of Directors of USA Truck, Inc. elected Mr. Robert A. Peiser to the position of Vice Chairman of the Board in order to better utilize his broad-based executive, director and management experience, particularly with companies in need of improved financial and operational performance.  In connection with his election, the Board approved a compensation package for the Vice Chairman of the Board consisting of an annual retainer of $80,000, with 50% of that amount payable in cash and 50% payable in restricted shares of the Company’s Common Stock.  The cash portion shall be payable in quarterly installments of $10,000.  The equity portion shall be granted upon election and thereafter annually at the annual meeting of stockholders and shall equal $40,000 divided by the average stock price during the prior four fiscal quarters.  All shares granted shall vest on the date of the next annual meeting of stockholders.

Therefore, upon election, Mr. Peiser was awarded 4,910 shares of restricted stock, based upon the average closing market price of the Company’s Common Stock for the four quarters ended June 30, 2012.  The shares will vest at the 2013 Annual Meeting of Stockholders, subject to certain acceleration and forfeiture provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	August 15, 2012	/s/ Clifton R. Beckham
Clifton R. Beckham
President and Chief Executive Officer